EXHIBIT 99.1

April 7, 2010

Left Behind Games Inc. – CEO Update

Dear Shareholders,

I am pleased to inform you that “Walmart has taken the next step to test market Left Behind Games.” At Walmart’s request, this information is being provided to our investors in a letter, rather than a press release. When their evaluation of the test shows successful results, their marketing resources will be utilized to facilitate a full-fledged launch.

Our Christian video games will be featured in a limited number of Walmart stores covering a broad area of states. This is a follow-up to the marketing trial conducted in approximately 100 Walmart stores in Texas during the 2009 Christmas sales season. Specially featured in this Walmart test will be our new combination packaging of all three Charlie Church Mouse games-in-one, which will be offered for $19.95. In addition, the LEFT BEHIND games will include all updates that have previously required a download online.

The original test proved that when Christians are aware of the existence of Left Behind Games, they will respond and purchase them. It also led us to the realization that we needed to repackage the games as just mentioned. Walmart, however, wants to see additional performance in a broader region, without the promotional campaign that was undertaken by LFBG in Texas, before distributing Christian games nationally. In my opinion, allowing us to further test our sales model regionally will provide us with ongoing market insight and a chance to enhance sales. Our Walmart strategy continues to be validated as we focus on placement, promotions and sales for the 2010 holiday gift giving season, when a majority of games are sold.

Through the years, Christian products have gained in popularity and have been sold in various retail outlets. Walmart has been selling Christian/Gospel music and fictional and non-fictional Christian books for many years. One of the most popular Christian products has been the well-known Left Behind book series by Tim LaHaye and Jerry Jenkins which have sold more than 65 million books in 30 languages worldwide. The popularity in Christian media has grown, and as the quantity and quality of interactive Christian games have improved, consumer demand has risen.

Looking at trends within other Christian media markets can offer some perspective. The Gospel Music Association has identified the top regions in the U.S. for Christian/Gospel album sales. According to the most recent statistics, reported in 2009, the sales distribution is as follows: South Central (30%), South Atlantic (29%), East North Central (19%) and Pacific (14%).(1) Again, in my opinion, it is anticipated that similar market areas will be tested by Walmart. We see the wisdom in Walmart’s decision and look forward to utilizing the results to target our best market areas and enhance our marketing program.

Not including the new product line we will have as a result of our pending merger with Digital Praise, Left Behind Games currently publishes six games including LEFT BEHIND: Tribulation Forces, the sequel to the original game LEFT BEHIND: Eternal Forces, known as the most widely distributed Christian PC game in history, and Keys of the Kingdom. We also offer three games under the Charlie Church Mouse brand, for ages 2-8.

It is our expectation and hope that we will continue to see an expanded Christian games category at key general market retailers.

Very kindly,

/s/ Troy Lyndon

Troy Lyndon

Chairman & Chief Executive Officer

Left Behind Games Inc.

dba Inspired Media Entertainment

troy@inspiredmedia.com

This letter may contain certain “forward-looking statements” that are based on the Company’s current expectations, assumptions, estimates and projections about its business and industry.  various words, including, but not limited to, “may,” “expects,” “plans,” “anticipates,” “intends,” “will or would,” and similar expressions (modified as may be required by the context) are intended to identify “forward-looking statements.”  There can be no assurance that any of such statements will accurately predict future events, and actual results are subject to various risks and uncertainties that could cause the Company’s actual results to differ significantly and materially from those reflected in any forward-looking statements.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which express the current beliefs and expectations of Left Behind Games’ management, including the expectation of improved sales of the company’s products. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games’ future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Left Behind Games' Form 10-KSB for the year ended March 31, 2009, which is on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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